EXHIBIT 3(k)

CERTIFICATE OF FORMATION
OF
ETHAN ALLEN REALTY, LLC

_________________

Pursuant to

§ 18-201 of the Delaware Limited Liability Company Act

_________________

        The undersigned, being authorized to execute and file this Certificate of Formation, hereby certifies that:

        FIRST: The name of the limited liability company is Ethan Allen Realty, LLC (the “Company”).

        SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation of Ethan Allen Realty, LLC this 24th day of June, 2005.

/s/ Randi-Jean G. Hedin ___________________________________ Randi-Jean G. Hedin Authorized Person